UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 16, 2019

Date of Report (Date of earliest event reported)

LAZEX INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Baltimore, MD
21244

(Address of Principal Executive Offices)

(347) – 434 9220

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2019, Lazex Inc., a Nevada corporation (the “Company”) entered into a warrant assignment and conveyance agreement dated September 16, 2019 (the “Warrant Agreement”) with Montsaic Investments, an Ohio corporation (“Montsaic”), pursuant to which the Company agreed to issue one-third of its outstanding shares of common stock to Montsaic in exchange for 100% of Montsaic’s right, title and interest in, to and under a warrant agreement dated September 11, 2019 between Montsaic and Slinger Bag Ltd., a wholly-owned corporation of Slinger Bag (defined below) that is organized and existing under the laws of the State of Israel.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of Slinger Bag

On September 16, 2019, the Company acquired 100% of the outstanding shares of Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag”) by way of contribution of such shares by Zehva Tepler, Slinger Bag’s then owner (“Zehava”) in exchange for Slinger Bag’s 5,000,000 shares of common stock of the Company. As a result of these transactions, the Company now owns 100% of Slinger Bag and Zehava now owns 5,000,000 shares of common stock of the Company.

Slinger Bag is the owner of the Slinger Launcher, which is a portable tennis ball launcher from a tennis bag. The Slinger Bag allows anyone to simply and easily control the speed and frequency of tennis balls that are launched for volleying purposes. The Slinger Launcher also functions as a tennis bag with room for racquets, shoes, towels, water bottles and other accessories and can charge your phones and other devices.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01. Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, incorporated herein by reference, on September 16, 2019, the Company closed the acquisition of Slinger Bag (the “Slinger Acquisition”). As a result of the closing of the Slinger Acquisition, Zehava Tepler acquired 82.03% of the issued and outstanding common stock of the Company.

In connection with this change in control, and as explained more fully in Item 5.02 below, effective as of August 23, 2019, Juliia Gittleman resigned as Director, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officer

As a condition to the closing of the Exchange Transaction, effective August 23, 2019, Juliia Gittleman resigned as Director, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company.

(c) Appointment of Officers

As a condition to the closing of the Slinger Acquisition, effective August 23, 2019, the Board of Directors of the Company (the “Board”) appointed Mike Ballardie as Director and Chief Executive Officer of the Company and, on September 16, 2019, Mark Radom as general counsel of the Company.

Professional History of Mike Ballardie

Mike is an experienced and widely recognized tennis industry leader with 35 years of experience in Tennis as a player, a coach and business leader. Mike started his tennis business career at Wilson in the late 1980s where he spent 11 years growing and ultimately leading Wilson’s EMEA Racquetsports division. In 2002, Mike joined Prince Sports Europe as vice-president and managing director and stayed in this role through 2012. In 2013, Mike became the Chief Executive Officer of Prince Global Sports, a role in which he stayed until 2016. After Prince Global Sports, Mike owned and operated FED Sports Consulting where he managed all aspects of a major restructuring project involving Waitt Brands (a holding company for Prince Global Sports). Immediately prior to joining Prince Sports, Mike worked for VF Corp., where he built the international business for their JanSport brand. Mike also served for many years as a Board Director for the Tennis Industry Association (TIA) both in the USA and in the UK. Mike has been at the forefront of many of the most successful tennis racket innovations over this period and highly regarded across this industry sector.

Professional History of Mark Radom

From July 2018 to-date, Mark Radom has served as general counsel of The Greater Cannabis Company, Inc. From February 2010 through July 2015, Mr. Radom served as the chief carbon officer and general counsel of Blue Sphere Corporation. From 2009 through 2010, Mr. Radom was managing director of Carbon MPV Limited, a Cyprus company focused on developing renewable energy and carbon credit projects. From 2007 to 2009, Mr. Radom was general counsel and chief operating officer of Carbon Markets Global Limited, a London-based carbon credit and renewable energy project developer. Mr. Radom has extensive experience in business development in the renewable energy and carbon credit sectors. He has sourced over U.S. $100,000,000 in renewable energy, industrial gas and carbon credit projects and managed many complex aspects of their implementation. He was legal counsel for a number of carbon and ecological project developers and was responsible for structuring joint ventures and advising on developing projects through the CDM/JI registration cycle and emission reduction purchase agreements under the auspices of the Kyoto Protocol. Prior to this, he worked on Wall Street and in the City of London as a US securities and capital markets lawyer where he represented sovereigns, global investment banks and fortune 500 companies across a broad range of capital raising and corporate transactions. He is a graduate of Duke University and Brooklyn Law School. Mr. Radom is admitted to practice law in New York and New Jersey and speaks fluent Russian.

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(d) Appointment of Directors

Effective September 6, 2019, the Board appointed Mike Ballardie as a director of the Company. Mr. Ballardie does not have any family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There is no arrangement or understanding pursuant to which Mr. Ballardie was appointed as a member of the Board. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K, except for the Slinger Acquisition. It is contemplated that Mr. Ballardie may serve on certain committees of the Board, but no such committee appointments have been made at this time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; changes in fiscal year

Effective on September 16, 2019, the Company amended its bylaws by adding the following new Article 1, Section 15:

“Action of the Shareholders without a Meeting. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting or notice thereof if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.”

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited financial statements of Slinger Bag required pursuant to this Item 9.01(a) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information of Slinger Bag required pursuant to this Item 9.01(b) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit 10.1	Warrant Assignment and Conveyance Agreement dated September 16, 2019

Exhibit 10.2	Warrant Agreement dated September 16, 2019

Exhibit 10.3	Mark Radom Service Agreement dated September 16, 2019

Exhibit 10.4	Juliia Gittleman Resignation Letter dated August 23, 2019

Exhibit 10.5	Amended Bylaws of the Company dated September 16, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZEX inc. a Nevada corporation

Dated: September 19, 2019	By:	/s/ Mike Ballardie
Chief Executive Officer and Sole Director

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